UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  June 1, 2005


                          HOLLINGER INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


               1-14164                                  95-3518892
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       (Commission File Number)            (I.R.S. Employer Identification No.)


    712 FIFTH AVENUE, NEW YORK, NY                         10019
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(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (212) 586-5666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01             CHANGES IN CONTROL OF REGISTRANT

As previously reported by Hollinger International Inc. (the "Company") on its Current Report of Form 8-K filed with the Securities and Exchange Commission on May 11, 2005, on April 20, 2005, the Ontario Superior Court of Justice (the "Court") appointed RSM Richter Inc. ("RSM Richter") (i) interim receiver, receiver and manager of the assets, undertakings and properties of Ravelston Corporation Limited ("RCL") and Ravelston Management Inc. ("RMI"), other than certain shares (the "Excluded Shares") through which Ravelston, directly and indirectly, controls Hollinger Inc. ("Inc"), and (ii) monitor of RCL and RMI. According to Inc.'s public filings, RCL, through its direct and indirect ownership of the Excluded Shares, owns, directly or indirectly, or exercises control or direction over, Inc. common shares representing approximately 78.3% of Inc.'s common shares. Inc. reports that it owns shares of Hollinger International Inc. (the "Company") common stock that give Inc. approximately 66.8% of the voting and 17.4% of the equity interest in the Company.

As previously reported by the Company on its Current Report of Form 8-K filed with the Securities and Exchange Commission on May 19, 2005, on May 12, 2005, the Company entered into an agreement (the "Agreement") with RSM Richter, in RSM Richter's capacity as court appointed receiver and monitor of RCL and RMI, pursuant to which the Company agreed, among other things, to amend the Rights Agreement, dated January 25, 2004, between the Company and Mellon Investor Services LLC (the "Rights Plan"), to permit RSM Richter to take possession and control of the Excluded Shares without triggering the Rights Plan, such amendment being a pre-condition to the Court extending RSM Richter's receivership to the Excluded Shares. In anticipation of the Agreement and the Court's action, on May 10, 2005, the Company amended its Rights Plan to make RSM Richter, in its capacity as receiver and monitor of RCL and RMI, an "Exempt Stockholder." A copy of the amendment to the Rights Plan was filed by the Company with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K filed on May 11, 2005.

As also previously reported by the Company on it Current Report of Form 8-K filed on May 19, 2005, the Court amended its orders of April 20, 2005, among other things, to permit implementation of the Agreement, to name RSM Richter as receiver and manager of the of the assets, undertakings and properties of several direct and indirect subsidiaries of RCL through which RCL controls Inc. and the Company, namely Argus Corporation Limited, 509643 N.B. Inc., 509644 N.B. Inc., 509645 N.B. Inc., 509646 N.B. Inc. and 509647 N.B. Inc. (the
foregoing corporations being referred to collectively as the "Argus Companies"), and, upon further application of RSM Richer. The May 18, 2005 Court order also provided for RSM Richter to take possession and control of the Excluded Share upon RSM Richter being satisfied, among other things, that such action would not trigger the Rights Plan.

On or around June 1, 2005, RSM Richter delivered a certificate to the Court certifying that it was satisfied that the conditions precedent to its taking possession and control of the Excluded Shares, and exercising the rights and privileges attached thereto had been satisfied. As a result of such action, RSM Richter's receivership over the property of RCL, RMI and the Argus Companies extended to the Excluded Shares. Accordingly, a change in control of the Company may be deemed to have occurred.


ITEM 8.01             OTHER EVENTS

On June 2, 2005, the Company announced that it has received letters from both Conrad M. Black and Barbara Amiel Black informing the Company of their retirement from its Board of Directors, effective immediately.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        HOLLINGER INTERNATIONAL INC.
                                               (Registrant)


Date: June 3, 2005                      By: /s/ James R. Van Horn
                                            ------------------------------------
                                        Name:  James R. Van Horn
                                        Title: VP, General Counsel and Secretary